Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 25, 2013, with respect to the financial statements and supplemental schedules included in the Annual Report of Navistar, Inc. 401(k) Plan for Represented Employees on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Navistar International Corporation on Form S-8 (File No. 333-162266, effective October 1, 2009).

/s/ Grant Thornton LLP
GRANT THORNTON LLP
Appleton, Wisconsin
June 25, 2013